EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1997 Long-Term Stock Incentive Plan (Registration No. 333-46808), Form S-8 pertaining to the 1997 Long-Term Stock Incentive Plan and 1997 Stock Option Plan for Non-Employee Directors (Registration No. 333-29023), Form S-8 pertaining to the 2010 Long-Term Stock Incentive Plan (Registration No. 333-169619), Form S-8 pertaining to the Amended and Restated 2010 Long-Term Stock Incentive Plan (Registration No. 333-191338), and Form S-8 pertaining to the 2019 Long-Term Stock Incentive Plan (Registration Nos. 333-213431 and 333-232956) by Ralph Lauren Corporation, of our reports dated May 25, 2023, with respect to the consolidated financial statements of Ralph Lauren Corporation and the effectiveness of internal control over financial reporting of Ralph Lauren Corporation included in this Annual Report (Form 10-K) for the year ended April 1, 2023.
/s/ Ernst & Young LLP
New York, NY
May 25, 2023